UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

Avita Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39059	85-1021707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford, Suite 220, Valencia, CA 91355	661.367.9170
(Address of principal executive offices, including Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On December 14, 2021, AVITA Medical, Inc. (the Company) commenced its 2021 Annual Meeting of Stockholders (the Annual Meeting), as previously scheduled, and adjourned the Annual Meeting until Wednesday December 22, 2021 at 1:00 p.m. Pacific Time, being Thursday December 23, 2021 at 8:00 a.m. AEDT due to a lack of quorum. The Annual Meeting was adjourned to allow the Company’s stockholders additional time to vote on the proposals described in the Company’s proxy statement for the Annual Meeting.

The reconvened Annual Meeting will be held virtually at the following link http://meetnow.global/MTJNRZR. Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals for the Annual Meeting.

Previously, the voting cut-off date for holders of the Company’s CHESS Depositary Interests (“CDIs”) was Sunday December 12, 2021 at 5:00 pm Pacific Time, being Monday December 13, 2021 at 12:00 noon AEDT. Due to the adjournment of the Annual Meeting, the voting cut off time for CDI holders has now been extended to Monday December 20, 2021 at 5:00 p.m. Pacific Time, being Tuesday December 21, 2021 at 12 noon AEDT.

The Company encourages all stockholders of record as at 5:00 p.m. on October 26, 2021 Pacific Time who have not yet voted, to do so by Tuesday December 21, 2021 at 5:00 p.m. Pacific Time, being Wednesday December 22 at 12:00 noon AEDT. Notwithstanding the foregoing, any votes properly received before the close of the Adjourned Annual Meeting on December 22, 2021, will be accepted.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the Annual Meeting to be held on December 22, 2021. As discussed in the press release filed as an exhibit to this filing, the Company previously filed a definitive proxy statement with the United States Securities and Exchange Commission on November 9, 2021. BEFORE MAKING ANY VOTING DECISIONS, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ADJOURNED MEETING. The definitive proxy statement has been mailed to stockholders who are entitled to vote at the Annual Meeting. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at https://www.sec.gov/Archives/edgar/data/0001762303/000119312521323869/d225325ddef14a.htm or on the Company’s website at www.avitamedical.com.

Participants in the Solicitation

The Company and its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the Adjourned Meeting. The Company has also engaged Okapi Partners LLC, a proxy solicitation firm, to assist management with obtaining adequate votes to achieve the required quorum of at least a majority of the outstanding shares of Common Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of AVITA Medical, Inc. dated December 14, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2021

AVITA MEDICAL, INC.

By:	/s/ Donna Shiroma

Name:	Donna Shiroma
Title:	General Counsel

Exhibit 99.1

AVITA MEDICAL, INC. ANNOUNCES ADJOURNMENT OF

2021 ANNUAL STOCKHOLDER MEETING

VALENCIA, Calif. and MELBOURNE, Australia December 14, 2021 (United States) / December 15, 2021 (Australia) — AVITA Medical, Inc. (NASDAQ: RCEL, ASX:AVH), a regenerative medicine company that is developing and commercializing a technology platform that enables point-of-care autologous skin restoration for multiple unmet needs, wishes to advise that its 2021 Annual Stockholder Meeting (the “Annual Meeting”), which was scheduled to be held today, December 14, 2021 at 1:00 p.m. Pacific Time (being Wednesday December 15 at 8.00 a.m. Australian Eastern Daylight Time (“AEDT”)), was convened and adjourned, without any business being conducted, due to the lack of the required quorum.

The required quorum for convening the Annual Meeting is a simple majority (i.e. 50%) of the Company’s common stock (calculated as of October 26, 2021) being present at the Annual Meeting. At the time the Annual Meeting was adjourned, proxies had been submitted by stockholders representing approximately 49% of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting (including shares of common stock underlying CHESS Depositary Interests (“CDIs”)).

As a result of the required quorum not being present, the Annual Meeting has been adjourned to 1:00 p.m. (Pacific Time) on Wednesday December 22, 2021 (being Thursday December 23, 2021 at 8:00 a.m. (AEDT)) (“Adjourned Annual Meeting”) to allow additional time for the Company’s stockholders and holders of the Company’s CDIs to vote on the proposals set forth in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (“SEC”) on November 9, 2021 (United States) and the Australian Securities Exchange (“ASX”) on November 10, 2021 (Australia), and thereby satisfy the required quorum for the meeting. The Adjourned Annual Meeting will be conducted via a live webcast. The virtual meeting link provided in the proxy statement of http://meetnow.global/MTJNRZR can be used to access the Adjourned Annual Meeting.

During the current adjournment period, the Company will continue to solicit votes from its stockholders and CDI holders with respect to the proposals set forth in the Company’s proxy statement. The Company has engaged a proxy solicitor, Okapi Partners LLC, to assist management with obtaining adequate votes to achieve the required quorum of at least a majority of the outstanding shares of common stock (including shares of common stock underlying CDIs).

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Only stockholders and CDI holders of record as of the record date, being 5:00 p.m. on October 26, 2021 (Pacific Time) (being 11:00 a.m. on October 27, 2021 (AEDT)) are entitled to vote. Valid proxies and CDI Voting Instruction Forms previously submitted in respect of the Annual Meeting will be voted at the Adjourned Annual Meeting unless properly revoked, and stockholders and CDI holders who have previously submitted a valid proxy card, CDI Voting Instruction Form or otherwise voted need not take any action unless they wish to change their vote.

Previously, the voting cut-off date for holders of the Company’s CHESS Depositary Interests (“CDIs”) was Sunday December 12, 2021 at 5:00 pm Pacific Time, being Monday December 13, 2021 at 12:00 noon AEDT. Due to the adjournment of the Annual Meeting, the voting cut off time for CDI holders has now been extended to Monday December 20, 2021 at 5:00 p.m. Pacific Time, being Tuesday December 21, 2021 at 12:00 noon AEDT.

The Company encourages all stockholders of record as at 5:00 p.m. on October 26, 2021 Pacific Time who have not yet voted, to do so by Tuesday December 21, 2021 at 5:00 p.m. Pacific Time, being Wednesday December 22 at 12:00 noon AEDT. Notwithstanding the foregoing, any votes properly received before the close of the Adjourned Annual Meeting on December 22, 2021 (United States), will be accepted.

Stockholders who have any questions or require any assistance with how to complete a proxy or CDI Voting Instruction Form or who do not have the required materials, may contact Okapi Partners by telephone (toll-free within North America) at +1 (877) 796-5274 or call collect outside North America at 1+ (212) 297-0720 or by email at info@okapipartners.com.

If the number of additional shares of common stock including shares of common stock underlying CDIs voted at the Adjourned Annual Meeting is not sufficient to achieve a quorum, the Company intends to adjourn the Annual Meeting again, which will require the Company to incur additional costs.

Authorized for release by the Chief Executive Officer of AVITA Medical, Inc.

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Important Information

This material may be deemed to be solicitation material in respect of the Adjourned Annual Meeting to be held on December 22, 2021 (Pacific Time) (being December 23, 2021 (AEDT)). In connection with the Annual Meeting, the Company filed a definitive proxy statement with the SEC on November 9, 2021 (United States) and the ASX on November 10, 2021 (Australia). BEFORE MAKING ANY VOTING DECISIONS, STOCKHOLDERS AND CDI HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC OR THE ASX, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The definitive proxy statement was mailed to stockholders and CDI holders

AVITA Medical, Inc. 28159 Avenue Stanford, Suite 220, Valencia, California 91355 USA	Page 2

entitled to vote at the Annual Meeting. No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at https://www.sec.gov/Archives/edgar/data/0001762303/000119312521323869/d225325ddef14a.htm or on the Company’s website at www.avitamedical.com. The proxy statement and any other materials filed by the Company with the ASX can be obtained free of charge at the ASX’s website www.asx.com.au and also the Company’s website at www.avitamedical.com.

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ABOUT AVITA MEDICAL, INC.

AVITA Medical is a regenerative medicine company with a technology platform positioned to address unmet medical needs in burns, chronic wounds, and aesthetics indications. AVITA Medical’s patented and proprietary collection and application technology provides innovative treatment solutions derived from the regenerative properties of a patient’s own skin. The medical devices work by preparing a RES® REGENERATIVE EPIDERMAL SUSPENSION, an autologous suspension comprised of the patient’s skin cells necessary to regenerate natural healthy epidermis. This autologous suspension is then sprayed onto the areas of the patient requiring treatment.

AVITA Medical’s first U.S. product, the RECELL® System, was approved by the U.S. Food and Drug Administration (FDA) in September 2018. The RECELL System is indicated for use in the treatment of acute thermal burns. The RECELL System is used to prepare Spray-On Skin™ Cells using a small amount of a patient’s own skin, providing a new way to treat severe burns, while significantly reducing the amount of donor skin required. The RECELL System is designed to be used at the point of care alone or in combination with autografts depending on the depth of the burn injury. Compelling data from randomized, controlled clinical trials conducted at major U.S. burn centers and real-world use in more than 10,000 patients globally reinforce that the RECELL System is a significant advancement over the current standard of care for burn patients and offers benefits in clinical outcomes and cost savings. Healthcare professionals should read the INSTRUCTIONS FOR USE—RECELL® Autologous Cell Harvesting Device (https://recellsystem.com/) for a full description of indications for use and important safety information including contraindications, warnings, and precautions.

In international markets, our products are marketed under the RECELL System brand to promote skin healing in a wide range of applications including burns, chronic wounds, and aesthetics. The RECELL System is TGA-registered in Australia and received CE-mark approval in Europe. To learn more, visit www.avitamedical.com.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements concerning, among other things, our ongoing clinical trials and product development activities, regulatory approval of our products, the potential for future growth in our business, and our ability to achieve our key strategic, operational and financial goal. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the timing of regulatory approvals of our products; physician acceptance, endorsement, and use of our products; failure to achieve the anticipated benefits from approval of our products; the effect of regulatory actions; product liability claims; risks associated with international operations and expansion; and other business effects, including the effects of industry, economic or political conditions outside of the company’s control. Investors should not place considerable reliance on the forward-looking statements contained in this press release. Investors are encouraged to read our publicly available filings for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and we undertake no obligation to update or revise any of these statements.

This press release was authorized by the review committee of AVITA Medical, Inc.

FOR FURTHER INFORMATION:

U.S. Media Sam Brown, Inc. Christy Curran Phone +1-615-414-8668 christycurran@sambrown.com O.U.S. Media Rudi Michelson Phone +61 (0)3 9620 3333 Mobile +61 (0)411 402 737 rudim@monsoon.com.au	Investors Westwicke Partners Caroline Corner Phone +1-415-202-5678 caroline.corner@westwicke.com

PR20211214 AMA

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